UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2025

PATRIOT NATIONAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Connecticut	000-29599	06-1559137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
900 Bedford Street
Stamford, Connecticut 06901
(Address of Principal Executive Offices) (Zip Code)
(203) 252-5900
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PNBK	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2025, Steven Sugarman was appointed President, Chief Executive Officer and Director of Patriot Bank, N.A. (the “Bank”), the wholly-owned subsidiary of Patriot National Bancorp, Inc. (the “Company”), effective immediately, and Angie Miranda was appointed Executive Vice President, Chief Risk Officer of the Bank, to be effective as of May 6, 2025.

Mr. Sugarman, age 50, was appointed as the Company’s President and as a member of the Company’s Board of Directors on December 30, 2024. In 2017, Mr. Sugarman founded The Change Company CDFI LLC, the holding company for Change Lending, LLC, Change AMC, LLC, and xChange Hub, LLC. He continues to serve in both capacities, including as Chief Executive Officer and Director of The Change Company CDFI LLC. Mr. Sugarman was the Founder of Banc of California, Inc. (NYSE: BANC), and, from 2010 through January 2017, Mr. Sugarman served in various roles at BANC including as a Director, Board Chair, Chief Executive Officer, and President. Mr. Sugarman also served in roles including President, Chief Executive Officer, Director, and Board Chair of BANC’s national bank subsidiary Banc of California, NA until 2017. Mr. Sugarman also served as a Director and Chief Executive Officer of COR Securities Holdings Inc., the holding company of COR Clearing LLC, a securities clearing firm, from 2011 until its successful sale to Axos Clearing, LLC in January 2019. Since 2021, Mr. Sugarman has also served as a Director of Dickens Management Group the Manager of LA Golf Partners LLC and is Of Counsel at Michelman & Robinson LLP. Mr. Sugarman is the Founder and Managing Member of COR Capital LLC and COR Advisors LLC and was a Founding Partner of GPS Partners LLC, a $2 billion investment advisory firm. From 2017 to 2020, Mr. Sugarman served as General Counsel of the National Diversity Coalition. Mr. Sugarman began his career as a management consultant at McKinsey & Company and later worked at Lehman Brothers. Mr. Sugarman holds a B.A. from Dartmouth College and a J.D. from Yale Law School.

Ms. Miranda, age 39, joins the Bank from The Change Company CDFI LLC where she has served as Chief Risk Officer and BSA Officer since September 2018. She served as Chief Risk Officer of Change Lending, LLC fka Commerce Home Mortgage from September 2018 until August 2023. Prior to these roles, Ms. Miranda was a National Bank Examiner in the Western District of the Office of the Controller of the Currency – U.S. Department of the Treasury from July 2011 until August 2018 with responsibility for on-going supervision and monitoring of large community banks in Southern California. From July 2007 through July 2011, she served as a Federal Thrift Regulator in the Office of Thrift Supervision, U.S. Department of the Treasury. Ms. Miranda earned a B.S. Business Administration – Corporate Finance & Real Estate Finance from the Marshall School of Business at the University of Southern California.

In connection with the appointments disclosed herein, there has been no change to Mr. Sugarman’s compensation previously disclosed in the Current Report on Form 8-K filed on December 31, 2024. The compensation to Ms. Miranda is being negotiated and not available as of date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

May 1, 2025	By:	/s/ Michael Carrazza
Michael Carrazza
Chairman